EIGHTH  SUPPLEMENTAL  INDENTURE,  dated as of December 1, 1996, between
CITIZENS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal administrative offices at High Ridge Park, Building No. 3, Stamford, Connecticut 06905, to THE CHASE MANHATTAN BANK (formerly known as Chemical
Bank), a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.
                                    RECITALS
         WHEREAS, the Company has entered into an Indenture dated as of August 15, 1991 (the "Indenture"), with the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series; and
         WHEREAS, the Company has entered into a First Supplemental Indenture dated as of August 15, 1991 (the "First Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "8.45% Debentures Due 2001"; and
         WHEREAS, the Company has entered into a Second Supplemental Indenture dated as of January 15, 1992 (the "Second Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.45% Debentures Due 2004"; and

         WHEREAS, the Company has entered into a Third Supplemental Indenture dated as of April 15, 1994 (the "Third Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.60% Debentures Due 2006"; and
         WHEREAS, the Company has entered into a Fourth Supplemental Indenture dated as of October 1, 1994 (the "Fourth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.68% Debentures Due 2034"; and
         WHEREAS, the Company has entered into a Fifth Supplemental Indenture dated as of June 15, 1995 (the "Fifth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.45% Debentures Due 2035"; and
         WHEREAS, the Company has entered into a Sixth Supplemental Indenture dated as of October 15, 1995 (the "Sixth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7% Debentures Due 2025"; and
         WHEREAS, the Company has entered into a Seventh Supplemental Indenture dated as of June 1, 1996 (the "Seventh Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "6.80% Debentures Due 2026"; and
         WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture and adding to the covenants of the Company for the benefit of the Holders of any series of Securities; and
         WHEREAS, the Company by corporate action duly taken has authorized the issuance of an eighth series of Securities designated as the 7.05% Debentures Due 2046 (hereinafter sometimes called the "Debentures"), which series is limited in aggregate principal amount to $200,000,000, such Debentures to contain such provisions as have been caused to be determined by or at the direction of, the Board of Directors of the Company and as are set forth in this Eighth Supplemental Indenture to the Indenture; and
         WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Debentures, when executed by the Company and authenticated by or on behalf of the Trustee and when delivered as herein and in the Indenture provided, the valid obligations of the Company, and to make this Eighth Supplemental Indenture a valid and binding supplemental indenture.
         NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:
         Section 1.  Definitions.   For all purposes of this Eighth Supplemental
                     ------------
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
              (1) terms used herein in  capitalized  form and defined in the
                  Indenture shall have the meanings  specified in the Indenture;
              (2) the words "herein",  "hereof" and "hereto" and other words of similar import used in this Eighth Supplemental Indenture refer to this Eighth Supplemental Indenture as a whole and not to any particular Section or other subdivision of this Eighth Supplemental Indenture;
              (3) the  provisions  of this  Eighth Supplemental  Indenture shall be read in conjunction with the provisions of the Indenture only with respect to the Debentures and the provisions of the Indenture and the First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures shall not be modified by this Eighth Supplemental Indenture with respect to any series of the Securities outstanding or to be outstanding under the Indenture, other than the Debentures; and
              (4) terms defined in this Eighth Supplemental Indenture shall apply only to this Eighth Supplemental Indenture and the Debentures hereunder, and such definitions shall not apply to any supplemental indenture other than this Eighth Supplemental Indenture or to any Securities outstanding or to be outstanding under the Indenture, other than the Debentures.
         Except as otherwise expressly provided or unless the context otherwise requires, "Eighth Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.
         Section  2.  Forms  of  the  Debentures.  The  Debentures  shall  be in
                      ---------------------------
substantially the form set forth in Exhibit A to this Eighth Supplemental Indenture, as such form may be completed pursuant to Section 3 hereof, the terms of which Exhibit A are herein incorporated by reference and made a part of this Eighth Supplemental Indenture.
         Section 3.  Terms of the Debentures.  The terms of the Debentures shall
                     ------------------------
 be as follows:

                  (1) the Securities to be issued under the Indenture and this Eighth Supplemental Indenture shall be the Debentures and shall be designated as the "7.05% Debentures Due 2046";
                  (2) the Debentures shall constitute a single series of the Securities under the Indenture, which series is limited in aggregate principal amount to $200,000,000;
                  (3) so long as any Debentures are registered in the name of CEDE & Co., or any other nominee of The Depository Trust Company, and are intended to be Book-Entry Securities, the provisions of Section 311 of the Indenture shall apply to such Debentures. Thereafter the Debentures may be subjected to the requirements of a successor book-entry securities system that may be adopted by the Company in accordance with the provisions of the Indenture and this Eighth Supplemental Indenture;
                  (4) interest on each of the Debentures shall be payable at the rate per annum specified in the designation of the Debenture from December 6, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, on April 1 and October 1 in each year, commencing on April 1, 1997. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such a Holder and shall be paid by the Company as provided in Section 307 of the Indenture;
                  (5) unless  otherwise  provided  with respect to a Book- Entry
Security or pursuant to any successor book-entry security system or similar system, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register or, at the option of the Holder, to such other place in the United States of America as the Holder shall designate to the Trustee in writing. The principal amount of the Debentures will be paid at Maturity by check against presentation of the Debentures at the office or agency of The Chase Manhattan Bank, as Trustee, in New York, New York, or such other address in New York, New York, as the Trustee shall designate by written notice to the Holders of the Debentures;
                  (6) the Debentures shall be issued in registered form only and in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000;

                  (7) principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts; and
                  (8) the Debentures shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture. Upon the Company's exercise of the option to effect such defeasance under
Section 1302 and 1303 of the Indenture in accordance with and subject to the terms thereof, the Company shall be released from its obligations with respect to the Debentures as provided in the applicable Section and other relevant provisions of the Indenture.
         Section 4.  No Redemption.  The Debentures will not be redeemable prior
                     --------------
to maturity and will not be subject to any sinking fund.
         Section 5.  Amendment to Indenture for Purposes of Eighth Series of
                     -------------------------------------------------------
                     Debentures.
                     -----------
         For all purposes of the Debentures and for no other purposes, subsection (4) of Section 501 shall read:
                  "(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or"
          For all purposes of the Debentures and for no other purposes, the first paragraph of Section 502 shall read:
                  "If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of a majority in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable."
           For all purposes of the Debentures and for no other purposes, subsection (2) of Section 507 shall read:
                  "(2) the Holders of a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"
           For all purposes of the Debentures and for no other purposes, subsection (5) of Section 507 shall read:

                  "(5) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series."
         Section 6. Incorporation of Indenture.  From and after the date hereof,
                    ---------------------------
the Indenture, as supplemented by this Eighth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Debentures.
         Section 7. Acceptance of Trust.  The Trustee accepts the trusts created
                    --------------------
by the Indenture, as heretofore supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture and as hereby supplemented by this Eighth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented.
         Section 8. Conflict with Trust  Indenture Act. If any provision  hereof
                    -----------------------------------
limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Eighth Supplemental Indenture, such provision of the Act shall control. If any provision of this

Eighth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to this Eighth Supplemental Indenture only as so modified and if not so excluded, as the case may be.
         Section 9.  Governing Law.  This Eighth Supplemental Indenture, and the
                     --------------
Debentures, shall be governed by and construed in accordance with the laws of the State of New York.
         Section 10.  Recitals.  The recitals  contained in the Indenture,  this
                      ---------
Eighth Supplemental Indenture and the Debentures, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, as supplemented by this Eighth Supplemental Indenture.
         Section 11.  Amendments.  Notwithstanding  any other provisions hereof,
                      -----------
all amendments to the Indenture made hereby shall have effect only with respect to the Debentures, and not with respect to the Securities of any other series created subsequent to the date hereof.
         Section 12.  Counterparts.  This Eighth  Supplemental  Indenture may be
                      -------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                         CITIZENS UTILITIES COMPANY


                                         By: /s/ Robert J. DeSantis
                                             -----------------------
                                             Title: Vice President and
                                                    Treasurer

Attest:

/s/Edward O. Kipperman
----------------------
Edward O. Kipperman
Vice President, Tax

                                         THE CHASE MANHATTAN BANK,
                                               as Trustee



                                         By: /s/ Thomas J. Foley
                                             --------------------
                                             Title:  Vice President
Attest:


/s/R. Lorenze
-------------

County of Fairfield  )
                     )  ss.:
State of Connecticut )




               On the 5th day of December, 1996, before me personally came Robert DeSantis, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of CITIZENS UTILITIES COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                          ----------------------------------
                             Notary Public, State of Connecticut

County of New York   )
                     )             ss.:
State of New York    )



               On this 5th day of December, in the year of 1996 before me personally came Thomas Foley, to me personally known, who being by me duly sworn did depose and say that he resides at Bethpage, New York, that he is Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution thereof on behalf of said corporation is the corporate seal of said corporation; that said instrument was signed and said corporate seal was so affixed on behalf of said corporation by authority and order of its board of directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed and the free act and deed of said Bank.

               IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal, at New York in said State of New York, the day and year first above written.






                        ----------------------------------
                           Notary Public, State of New York

                                                                EXECUTION COPY




===============================================================================





                           CITIZENS UTILITIES COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK
                                    (Trustee)


--------------------------------------------------------------------------------

                          EIGHTH SUPPLEMENTAL INDENTURE

                          Dated as of December 1, 1996


--------------------------------------------------------------------------------



                          Supplemental to the Indenture

                           Dated as of August 15, 1991


================================================================================